Exhibit 4.1

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
NUMBER                                                                  SHARES

                            REAL VALUE ESTATES, INC.

                    Total Authorized Issue 150,000,000 Shares

100,000,000 Shares $.001 Par Value             50,000,000 Shares $.001 Par Value
          Common Stock                                  Preferred Stock


                                    SPECIMAN

This is to certify that ________________________________ is the owner of

________________________________________________________________________________
            Fully Paid and Non-Assessable Shares of Common Stock of

                            REAL VALUE ESTATES, INC.

     transferrable only on the books of the corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this certificate properly endorsed.

     Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


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Secretary                                                      President
                                      Seal